                                                Registration No.________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              IKOS SYSTEMS, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                              77-0100318
         -----------------------                 -----------------
     (State or other jurisdiction                (I.R.S. employer
     of incorporation or organization)            identification no.)


                            19050 PRUNERIDGE AVENUE
                           CUPERTINO, CALIFORNIA 95014
                -----------------------------------------------
              (Address of principal executive offices)  (Zip code)

                   IKOS SYSTEMS, INC. 1995 STOCK OPTION PLAN
                   -----------------------------------------
                            (Full title of the plan)

                                 RAMON A. NUNEZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               IKOS SYSTEMS, INC.
                            19050 PRUNERIDGE AVENUE
                          CUPERTINO, CALIFORNIA 95014
                -----------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 255-4567

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



                        CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------
                                          Proposed                Proposed
 Title of                                 maximum                 maximum
 securities to be       Amount to be      offering price per      aggregate offering   Amount of
 registered             registered        share/1/                price/1/             registration fee/1/
------------------------------------------------------------------------------------------------------------

Common Stock            450,000           $  24.875               $11,193,750.00       $ 3,392.05
($0.01 par value)



-------------------------------------------------------------------------------
/1/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on February 13, 1997, as reported on the National Association of Securities Dealers Automated Quotations system.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         IKOS Systems, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial information for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to maintain directors' and officers' liability insurance, if available on reasonable terms.

         These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Inapplicable.

Item 8.   Exhibits
------    --------

          See Exhibit Index.

Item 9.   Undertakings
------    ------------

          (a)  Rule 415 Offering
               -----------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by
             ---------------------------------------------------------
             reference
             ---------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of
             -------------------------------------------------------
             registration statement on Form S-8
             ----------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURE
                                 ---------

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on February 14, 1997.

                                             IKOS SYSTEMS, INC.



                                        By:  /s/ Ramon A. Nunez
                                           ---------------------------------
                                             Ramon A. Nunez
                                             President and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

     The officers and directors of IKOS Systems, Inc. whose signatures appear below, hereby constitute and appoint Ramon A. Nunez and Joseph W. Rockom, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 14, 1997.



              Signature                            Title
              ---------                            -----


/s/Gerald S. Casilli                     Chairman of the Board
--------------------------------------
Gerald S. Casilli



/s/Ramon A. Nunez                        President, Chief Executive Officer
--------------------------------------   and Director (Principal Executive
Ramon A. Nunez                           Officer)



/s/Joseph W. Rockom                      Vice President of Finance and
--------------------------------------   Administration, Chief Financial
Joseph W. Rockom                         Officer and Secretary (Principal
                                         Financial and Accounting Officer)




/s/James R. Oyler                        Director
--------------------------------------
James R. Oyler


/s/Glenn E. Penisten                     Director
--------------------------------------
Glenn E. Penisten


/s/Lutz P. Henckels                      Director
--------------------------------------
Lutz P. Henckels

                                 EXHIBIT INDEX



4.1 Certificate of Incorporation of the Company is incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective July 25, 1990 (File No. 33-35161)

4.2 Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on May 5, 1994, is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission effective July 26, 1994 (File No. 33-81994)

4.3 Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on April 24, 1995, is incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-2 filed with the Securities and Exchange Commission effective October 12, 1995 (File No. 33-62525)

4.4 Bylaws of the Company are incorporated by reference to exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective July 25, 1990 (File No. 33-35161)

4.5 Stock Purchase Rights Plan is incorporated by reference to the exhibits to the Company's report on Form 8-K effective February 10, 1992 (No. 0-18623)

5    Opinion re legality

23.1 Consent of Counsel (included in Exhibit 5)

23.2 Consent of Ernst & Young LLP, Independent Auditors

24 Power of Attorney (included in signature pages to this registration statement)